UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) December 12, 2012

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
One Tellabs Center
1415 W. Diehl Road
Naperville, Illinois		60563
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2012, Tellabs, Inc. (the “Company”) appointed two new directors to its Board, Dennis (Denny) F. Strigl and Mikel H. Williams, effective immediately.

Mr. Strigl, (66), was the President and Chief Operating Officer (COO) of Verizon Communications from January 2007 through December 2009 and prior to that was the President and Chief Executive Officer (CEO) of Verizon Wireless since its formation in April 2000. Previously, Mr. Strigl served as President and CEO of Bell Atlantic Mobile, Group President and CEO of the Global Wireless Group of Bell Atlantic, Vice President of Operations and COO of Bell Atlantic New Jersey, Inc. (formerly New Jersey Bell Telephone Company) and served on its Board of Directors. He also served as President and CEO of Applied Data Research, Inc. Mr. Strigl currently serves on the board of directors of ANADIGICS, Inc., PNC Financial Services Group, PNC Bank and Eastman Kodak Company. Mr. Strigl holds an undergraduate degree in Business Administration and a doctorate in Humane Letters from Canisius College and an M.B.A. from Fairleigh Dickinson University.

Mr. Williams, (56), served as President and CEO of DDi Corp. from November 2005 through its acquisition by Viasystems Group, Inc. on May 31, 2012. From November 2004 to October 2005, Mr. Williams served as Senior Vice President and Chief Financial Officer (CFO) of DDi. Previously, Mr. Williams served as the sole member of Constellation Management Group, LLC providing strategic, operational and financial/capital advisory consulting services to companies in the telecom, software and high-tech industries from May to November 2004; and as COO of LNG Holdings, a European telecommunications company where he oversaw the restructuring and sale of the business from June 2002 to December 2003. Prior to that, Mr. Williams held a number of executive positions with Global TeleSystems, Inc. and its subsidiaries, a leading telecommunications company providing data and internet services in Europe. Mr. Williams began his career as a certified public accountant with Price Waterhouse. Mr. Williams currently serves on the board of directors of Interis, Inc., Lightbridge Communications Corporation and IPC electronics industry association. Mr. Williams holds an M.B.A. from Georgetown University and a B.S. from the University of Maryland.

Mr. Williams’ appointment fulfills Tellabs previously announced agreement with Dialectic Capital Management, LLC, to appoint a new director by December 31, 2012, as more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on April 6, 2012. Messrs. Strigl and Williams do not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Williams will be a Class III director up for reelection at the 2013 Annual Stockholders Meeting, and Mr. Strigl will be a Class II director up for reelection at the 2015 Annual Stockholders Meeting. Mr. Strigl and Mr. Williams will be eligible to receive compensation for their services as directors consistent with that provided to the Company’s other non-employee directors, as previously disclosed in the Company’s definitive proxy statement filed with the SEC on April 6, 2012.

A copy of the Company’s press release announcing the appointment of Messrs. Strigl and Williams to the Board is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01 Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 12, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC.
(Registrant)

/s/ Thomas P. Minichiello
Thomas P. Minichiello Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer and duly authorized officer)
December 13, 2012
(Date)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 12, 2012